Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated March 1, 2023, relating to the financial statements and financial highlights, which appears in The GAMCO Natural Resources, Gold & Income Trust’s Annual Report on Form N-CSR for the year ended December 31, 2022. We also consent to the references to us under the headings “Incorporation By Reference”, “Financial Statements” and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

January 17, 2024

PricewaterhouseCoopers LLP, PricewaterhouseCoopers Center, 300 Madison Avenue, New York, NY 10017

T: (646) 471 3000, F: (813) 286 6000, www.pwc.com/us